Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:

Robert L. LaPenta, Jr.
Vice President –Treasurer
(609) 387-7800 ext. 1216

Burlington Coat Factory Announces Fiscal 2008 Operating Results

BURLINGTON, NEW JERSEY, September 3, 2008 – Burlington Coat Factory Investments Holdings, Inc. and its operating subsidiaries (the “Company”), a nationwide retailer based in Burlington, New Jersey, today announced its results for the fiscal year ended May 31, 2008.

The Company experienced a decrease in net sales for the 52 week period ended May 31, 2008 (“Fiscal 2008”) compared with the 52 week period ended June 2, 2007 (“Fiscal 2007”).  Net sales were $3.39 billion for Fiscal 2008 and $3.40 billion for Fiscal 2007, a 0.3% decrease.

The Company experienced a 5.2% comparative store sales decrease from a year ago due primarily to weakened consumer demand similar to what other retailers are experiencing, unseasonably warm weather in September and October and temporarily low or out of stock issues in certain limited divisions throughout the fiscal year.

The Company recorded a net loss of $49.0 million for Fiscal 2008 compared with a net loss of $47.2 million for Fiscal 2007.  The primary drivers of the increased net loss in Fiscal 2008 compared with Fiscal 2007 were a slight decrease in net sales and increased selling and administrative and depreciation expenses.  These items are partially offset by lower costs of sales during Fiscal 2008 compared with Fiscal 2007.  Please refer to the Company’s annual report on Form 10-K for Fiscal 2008 for further discussion of the Company’s results.

As of August 31, 2008, we operated 417 stores under the names “Burlington Coat Factory Warehouse” (399 stores), “MJM Designer Shoes” (fifteen stores), “Cohoes Fashions” (two stores), and “Super Baby Depot” (one store) in 44 states.

Fiscal 2008 Conference Call

The Company will hold a conference call for investors on Friday, September 12, 2008 at 10:00 a.m. eastern time to discuss the Company’s Fiscal 2008 operating results. To participate in the call, please dial 800-954-0634. This conference call will be recorded and available for replay beginning one hour after the end of the call and will be available through September 16, 2008 at 11:00 a.m. eastern time. To access the replay, please dial 1-800-633-8284, then the access number, 21390966.

About Burlington Coat Factory

Burlington Coat Factory is a nationally recognized retailer of high-quality, branded apparel at every day low prices. The Company currently serves its customers through its 417 stores in 44 states.  For more information about Burlington Coat Factory, visit our website at www.burlingtoncoatfactory.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including among others, competition in the retail industry, seasonality of our business, adverse weather conditions, changes in consumer preferences and consumer spending patterns, import risks, inflation, general economic conditions, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, our dependence on vendors for our merchandise, events affecting the delivery of merchandise to our stores, existence of adverse litigation, availability of desirable locations on suitable terms, and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(All amounts in thousands)

	(Successor)			(Predecessor)
	Year Ended May 31, 2008	Year Ended June 2, 2007	April 13, 2006 to June 3, 2006	May 29, 2005 to April 12, 2006
REVENUES:
Net Sales	$3,393,417	$3,403,407	$421,180	$3,017,633
Other Revenue	30,556	38,238	4,066	27,675

	3,423,973	3,441,645	425,246	3,045,308

COSTS AND EXPENSES:
Cost of Sales	2,095,364	2,125,160	266,465	1,916,798
Selling and Administrative Expenses	1,090,829	1,062,468	154,691	897,231
Depreciation	133,060	130,398	18,097	78,804
Amortization	43,915	43,689	9,758	494
Impairment Charges	25,256	24,421	-	-
Interest Expense	122,684	134,313	18,093	4,609
Other Income, Net	(12,861)	(6,180)	(4,876)	(3,572)

	3,498,247	3,514,269	462,228	2,894,364
(Loss) Income Before (Benefit) Provision for Income Tax	(74,274)	(72,624)	(36,982)	150,944
(Benefit) Provision for Income Tax	(25,304)	(25,425)	(9,816)	56,605

Net (Loss) Income	(48,970)	(47,199)	(27,166)	94,339
Net Unrealized (Loss) on Investments, Net of tax	-	-	-	(4)

Total Comprehensive (Loss) Income	$(48,970)	$(47,199)	$(27,166)	$94,335

* Predecessor/Successor Presentation:  Although Burlington Coat Factory Warehouse Corporation continued as the same legal entity after the Merger Transaction, the Selected Financial Data presented for the fiscal year ended June 3, 2006 is presented for two periods: Predecessor and Successor, which relate to the period preceding the Merger Transaction, which occurred on April 13, 2006, and the period immediately following the Merger Transaction, respectively.  The financial data provided refers to the operations of the Company and its subsidiaries for both the Predecessor and Successor periods.

EBITDA and Adjusted EBITDA

The following table calculates the Company’s EBITDA (defined by the Company as earnings from continuing operations before interest, taxes, depreciation, amortization and impairment) and Adjusted EBITDA, both of which are considered Non-GAAP financial measures. Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that EBITDA and Adjusted EBITDA provide investors helpful information with respect to our operations. The Company has included them to provide additional information with respect to our ability to meet our future debt service, fund our capital expenditures and working capital requirements and to comply with various covenants in each indenture governing our outstanding notes, as well as various covenants related to our senior secured credit facilities. The adjustments to EBITDA are not in accordance with regulations adopted by the SEC that apply to periodic reports presented under the Exchange Act. Accordingly, EBITDA and Adjusted EBITDA may be presented differently in filings made with the SEC than as presented in this report or not presented at all.

 EBITDA and Adjusted EBITDA are calculated as follows (amounts in thousands):

	*Predecessor			* Successor	Combined (1)	*Successor	*Successor

	Twelve Months Ended 5/29/04	Twelve Months Ended 5/28/05	Period from 5/29/05 to 4/12/06	Period from 4/13/06 to 06/03/06	Twelve Months Ended 6/03/06	Twelve Months Ended 6/02/07	Twelve Months Ended 5/31/08

Income (Loss)	$72,339	$106,047	$94,339	$(27,166)	$67,173	$(47,199)	$(48,970)
Interest Expense	5,863	7,334	4,609	18,093	22,702	134,313	122,684
Provision (Benefit) for Income Tax	42,641	66,204	56,605	(9,816)	46,789	(25,425)	(25,304)
Depreciation	83,915	88,995	78,804	18,097	96,901	130,398	133,060
Amortization	75	98	494	9,758	10,252	43,689	43,915
Impairment	-	863	-	-	-	24,421	25,256

EBITDA	$204,833	$269,541	$234,851	$8,966	$243,817	$260,197	$250,641
Other Income, Net (a)			(7,053)	(412)	(7,465)	(3,845)	(1,975)

Transaction-Related Expenses (b)			1,051	14,634	15,685	390	-
Non-cash Straight-line Rent Expense (c)				1,443	1,443	9,431	6,768
Retention Bonus (d)				2,208	2,208	13,854	-
Writedown and Amortization of “Old” Deferred Financing Fees (e)			467	-	467	-	-
Advisory Fees (f)				506	506	4,119	4,316
Stock-based Compensation Expensee (g)						2,856	2,436
Professional Fees (h)						1,864	-
Unusual Out-of-Period Use Tax Settlement (i)			1,123	-	1,123	-	-
SOX Compliance (j)			-	-	-	-	2,989

Adjusted EBITDA			$230,439	$27,345	$257,784	$288,866	$265,175

(1)  Our combined results of operations for the year ended June 3, 2006 represent the addition of the Predecessor period from May 29, 2005 through April 12, 2006 and the Successor period from April 13, 2006 through June 3, 2006. This combination does not comply with GAAP or with the rules for pro forma presentation, but is presented because we believe it provides the most meaningful comparison of our results for investors as it provides annual comparability between years and is the information that management uses to make decisions on an annual basis.

 (a) Beginning with the quarter ended September 1, 2007, the Company changed its methodology of calculating Adjusted EBITDA and has shown that change retrospectively in the Adjusted EBITDA calculations above for all years presented.  In accordance with our credit agreements, the Company has only reflected interest income as opposed to all other income in the calculation of Adjusted EBITDA.  The impact of this change resulted in a decrease to Adjusted EBITDA for the period from May 29, 2005 through April 12, 2006 of $3.5 million and increases to Adjusted EBITDA of $4.5 million, $1.0 million and $2.3 million, respectively, for the period from April 13, 2006 through June 3, 2006, the combined twelve months ended June 3, 2006 and the year ended June 2, 2007
(b) Represents third party costs (primarily legal) incurred in connection with our Merger Transaction involving Bain Capital, LLC that took place on April 13, 2006 (the “Merger Transaction”), as more fully described in the Company’s Annual Report on Form 10-K for Fiscal 2008.
(c) Represents the difference between the actual base rent and rent expense calculated in accordance with GAAP (on a straight line basis).
(d) Represents the accrual of retention bonuses to be paid to certain members of management on the first anniversary of the Merger Transaction for services rendered to the Company.
(e) Represents writeoff and amortization of deferred financing fees related to our debt existing prior to the Merger Transaction.
(f) Represents the annual advisory fee paid to Bain Capital.
(g) Represents expenses recorded as a result of the Company’s adoption of SFAS No. 123(R), Share Based Payments, effective June 4, 2006.
(h) Represents professional fees associated with one time costs consisting of consulting fees in connection with the corporate restructuring of the Company’s stores which was incurred within twelve months after the closing date of the Merger Transaction.
(i)  Represents unusual out-of-period use tax settlement for tax years 1998 through 2002.
(j)  As a voluntary non-accelerated filer, the Company furnished its initial management report on Internal Controls Over Financial Reporting in its Annual Report on Form 10-K for Fiscal 2008.  These costs represent professional fees related to this compliance effort.